EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date:	October 22, 2021

PERCEPTIVE ADVISORS LLC

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

/s/ Joseph Edelman
JOSEPH EDELMAN

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By:	Perceptive Advisors LLC

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

PERCEPTIVE CREDIT ADVISORS LLC

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

PERCEPTIVE CREDIT HOLDINGS III, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

PCOF EQ AIV III, LP

By:	PCOF EQ AIV GP, LLC, its general partner

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member